UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
(Amendment No.)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

September 9, 2022 Date of Report (Date of earliest event reported)

HESKA CORPORATION (Exact name of Registrant as specified in its charter)

Delaware	000-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Rocky Mountain Avenue Loveland, Colorado (Address of principal executive offices)		80538 (Zip Code)

Registrant's telephone number, including area code		(970) 493-7272

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	HSKA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 9, Heska Corporation ("Heska" or the "Company"), a provider of advanced veterinary diagnostic and specialty products, entered into an agreement (the “Agreement”) among the Company, MBio Merger Sub, a wholly owned subsidiary of the Company (“Merger Sub”), MBio Diagnostics, Inc., d/b/a LightDeck Diagnostics (“LightDeck”), and Shareholder Representative Services LLC, (“Holder Representative”) whereby the Company, Merger Sub and LightDeck enter into a business combination transaction pursuant to which Merger Sub will merge with and into LightDeck, Merger Sub will cease to exist and LightDeck will become a wholly owned subsidiary of the Company (the “Merger”) for approximately $38.7 million, in a mix of cash and debt forgiveness, subject to working capital and other adjustments. The Merger is expected to close in the first half of 2023, subject to customary closing conditions.

Each of the Company, Merger Sub, and LightDeck have made customary representations and warranties and covenants in the Agreement. In addition, LightDeck has agreed to other customary covenants, including, among others, covenants to conduct the LightDeck business in the ordinary course during the interim period between the execution of the Agreement and the closing of the Merger.

Under the terms of the Agreement, each of the Company and LightDeck have agreed to certain indemnification obligations. $2,550,000 of the merger consideration will be withheld by the Company for a period of 18 months following the closing date as partial security for the benefit of the Company with respect any indemnification claims by the Company under the Agreement.

If the Merger has not been consummated by July 15, 2023, each of the Company and LightDeck may terminate the Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION, a Delaware corporation

Dated: September 13, 2022	By: /s/ Christopher Sveen Christopher Sveen Executive Vice President, Chief Administrative Officer and General Counsel